UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026 (August 17, 2026)

SOLESENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42589	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLSN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in its Quarterly Report on Form 10-Q filed August 19, 2026, during its review of inventory accounting in connection with the preparation of its unaudited condensed consolidated financial statements for the quarter ended June 30, 2026, Solésence, Inc. (the “Company”) identified errors in its historical accounting for labor and overhead included in inventories. The historical process allocated certain labor and overhead between raw materials, work in process and finished goods using budget-based percentages and allocation bases that were not sufficiently supported. The process also did not consistently limit capitalized costs to eligible acquisition and production costs, allocate variable overhead based on actual activity, allocate fixed overhead based on normal capacity, or adjust standard or budgeted amounts so that they approximated actual cost. The Company concluded that the historical process did not comply with the inventory-costing requirements in ASC 330, Inventory.

As a result, inventories were overstated and cost of revenue were misstated. The errors also affected gross profit, operating income (loss), income (loss) before income taxes, net income (loss), basic and diluted earnings (loss) per share, accumulated deficit, total stockholders’ equity and related disclosures in the periods affected. The Company determined the correction from its accounting records, including general-ledger and inventory detail, cost-pool and burden-rate schedules, inventory roll-forwards and the Company’s internal inventory-cost model.

After considering the requirements of ASC 250, Accounting Changes and Error Corrections, and the quantitative and qualitative factors in SEC Staff Accounting Bulletin (“SAB”) Topic 1.M and Topic 1.N, on August 17, 2026, the Audit Committee, Board of Directors and Executive Officers of the Company concluded that the Company’s previously issued consolidated financial statements as of and for December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026 should no longer be relied upon and should be restated. The Company expects to file amendments, as applicable and necessary, to its Annual Reports on Form 10-K which will impact the years ended December 31, 2023, 2024 & 2025 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and March 31, 2026 in the coming weeks.

The Audit Committee has discussed with the Company’s independent accountant the matters disclosed herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2026

SOLÉSENCE, INC.

By:	/s/ Laura Riffner
Name: Laura Riffner
Title: Chief Financial Officer